Exhibit 99.1

IBM TO ACCELERATE HYBRID CLOUD GROWTH STRATEGY AND EXECUTE SPIN-OFF OF MARKET-LEADING MANAGED INFRASTRUCTURE SERVICES UNIT

•	IBM to focus on hybrid cloud growth, a $1 trillion market opportunity

•	New public company to launch as world’s #1 Managed Infrastructure Services provider

•	IBM also announces preliminary 2020 third-quarter results

ARMONK, N.Y., October 8, 2020 -- IBM (NYSE: IBM) announced today it will accelerate its hybrid cloud growth strategy to drive digital transformations for its clients. Additionally, IBM will separate its Managed Infrastructure Services unit of its Global Technology Services division into a new public company (“NewCo”). This creates two industry-leading companies, each with strategic focus and flexibility to drive client and shareholder value.

The separation is expected to be achieved as a tax-free spin-off to IBM shareholders, and completed by the end of 2021.

“IBM is laser-focused on the $1 trillion hybrid cloud opportunity,” said Arvind Krishna, IBM Chief Executive Officer. “Client buying needs for application and infrastructure services are diverging, while adoption of our hybrid cloud platform is accelerating. Now is the right time to create two market-leading companies focused on what they do best. IBM will focus on its open hybrid cloud platform and AI capabilities. NewCo will have greater agility to design, run and modernize the infrastructure of the world’s most important organizations. Both companies will be on an improved growth trajectory with greater ability to partner and capture new opportunities – creating value for clients and shareholders.”

"We have positioned IBM for the new era of hybrid cloud," said Ginni Rometty, IBM Executive Chairman. "Our multi-year transformation created the foundation for the open hybrid cloud platform, which we then accelerated with the acquisition of Red Hat. At the same time, our managed infrastructure services business has established itself as the industry leader, with unrivaled expertise in complex and mission-critical infrastructure work. As two independent companies, IBM and NewCo will capitalize on their respective strengths. IBM will accelerate clients’ digital transformation journeys, and NewCo will accelerate clients’ infrastructure modernization efforts. This focus will result in greater value, increased innovation, and faster execution for our clients.”

IBM, a Leading Hybrid Cloud and AI Company

IBM will focus on its open hybrid cloud platform, which represents a $1 trillion market opportunity. Building on IBM’s hybrid cloud foundation, the company acquired Red Hat to unlock the full value of the cloud for clients, further accelerating adoption of the platform. This platform facilitates the deployment of powerful AI capabilities to enable the power of data, application modernization services, and systems. These are all underpinned by the security, unmatched expertise in industry verticals, and deep commitment to open source innovation that clients expect from IBM.

With tighter integration and focus on its open hybrid cloud and AI solutions, IBM will move from a company with more than half of its revenues in services to one with a majority in high-value cloud software and solutions. IBM will also have more than 50% of its portfolio in recurring revenues.

IBM's open hybrid cloud platform architecture, based on RedHat OpenShift, works with the entire range of clients’ existing IT infrastructures, regardless of vendor. This platform allows clients to “write-once/run-anywhere,” and enables a hybrid cloud approach that drives up to 2.5 times more value for clients than a public cloud-only solution.

IBM's unique full-stack capabilities and large ecosystem of partners and ISV's deliver innovation and enable clients to unlock the full value of the hybrid cloud and their data.

IBM’s software portfolio, focused on data and AI, automation, and security, enables the widest access to innovation through open source.

IBM's business, strategy and technology consultants help clients transform by modernizing their existing applications, and by building new AI-infused data analysis capabilities on the leading open hybrid cloud platform.

IBM’s secure, mission-critical public cloud is designed to provide all required regulatory controls, and offers clients a foundation of open source software, security leadership, and enterprise-grade infrastructure.

IBM’s Systems business, integrated with the hybrid cloud platform, allows cloud-native developers to capitalize on the unique capabilities of IBM’s hardware. Leveraging its long-term relationships with clients, IBM will continue to drive the innovation in hardware that enterprises rely on for their most mission-critical computing needs.

As part of this strategic acceleration, IBM is taking action to simplify and optimize its operating model for speed and growth. This includes streamlining its geographic model and transforming its go-to-market structure to better engage with and support clients. IBM is also continuing to consolidate its shared services. This simplified and focused operating model will support accelerated innovation for the hybrid cloud, and provide more flexibility to increase investment in growth areas. The result will be an enhanced financial profile with a clear trajectory for improved revenue and profit growth.

NewCo, the Leading Managed Infrastructure Services Company

The new company (to be named at a subsequent date) will immediately be the world’s leading managed infrastructure services provider. It has relationships with more than 4,600 technology-intensive, highly regulated clients in 115 countries, including more than 75% of the Fortune 100, a backlog of $60 billion, and more than twice the scale of its nearest competitor.

The new company will be entirely focused on managing and modernizing client-owned infrastructures, a $500 billion market opportunity. It will leverage its unrivaled expertise to offer hosting and network services, services management, infrastructure modernization, and migrating and managing multi-cloud environments. These are critical services that are core to client operations.

With a streamlined business model, NewCo will create value by helping enterprises optimize their performance through AI and automation. NewCo’s services will enable enterprises to build agility and efficiency into their infrastructure and datacenters. NewCo will be able to better modernize infrastructures for an unparalleled roster of clients in all industries, with relationships that have been built over decades.

NewCo will extend its leadership through increased investment in the next generation of transformational managed infrastructure services, with more opportunity for margin expansion, profit growth and cash generation.

NewCo will also be able to partner fully across all cloud vendors, opening new avenues for growth, while maintaining a strong strategic partnership with IBM and continuing to serve existing and new clients.

Separation Transaction Details

The proposed separation is expected to be effected through a pro-rata spin-off to IBM shareowners that will be tax-free for U.S. federal income tax purposes. The transaction is subject to customary closing conditions, including Form 10 registration with the U.S. Securities and Exchange Commission, receipt of a tax opinion from counsel, and final approval by IBM’s Board of Directors. The separation is currently expected to be completed by the end of 2021.

Following separation, the companies together are initially expected to pay a combined quarterly dividend that is no less than IBM’s pre-spin dividend per share. Following the completion of the separation, each company’s dividend policy will be determined by its respective Board of Directors.

One-time transaction costs are expected to include tax charges, operational separation activities, and other customary items.

J.P. Morgan Securities LLC and Lazard are serving as financial advisors for the transaction, with Paul, Weiss, Rifkind, Wharton & Garrison LLP acting as legal advisor.

Preliminary Third-Quarter Results

In connection with today’s announcement, IBM is providing preliminary financial results for the third quarter ended September 30, 2020. IBM expects to report revenue of $17.6 billion, GAAP diluted earnings per share from continuing operations of $1.89, and operating (non-GAAP) earnings per share of $2.58. As IBM is currently in its normal financial closing process, these are approximate figures and are subject to revision until IBM reports its full third-quarter results as planned later this month.

Investor webcast details

IBM will host an investor webcast beginning at 8 a.m. EDT, Thursday, October 8, 2020. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/ibm-strategic-update-2020

About IBM

For more information about IBM, visit ibm.com/news.

Contacts

Media:

Jonathan Adashek

+1 202-528-7479

jonathan.adashek@ibm.com

Sarah Meron

+1 347-891-1770

Sarah.meron@ibm.com

Edward Barbini

+1 914-499-6565

barbini@us.ibm.com

Investor Relations:

Patricia Murphy

+1 914-499-5800

pamurphy@us.ibm.com

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results; the possibility that the proposed separation of the Managed Infrastructure Services unit of the company’s Global Technology Services will not be completed within the anticipated time period or at all, the possibility of disruption or unanticipated costs in connection with the proposed separation or the possibility that the separation will not achieve its intended benefits; impact of local legal, economic, political, health and other conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities, and higher debt levels; legal proceedings and investigatory risks; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements. The financial information for the quarter ended September 30, 2020 is based on the company’s internal management accounts and reporting as of and for the 2020 third quarter. The company has not yet completed its financial statement review procedures for the 2020 third quarter. The preliminary results of operations are subject to revision as the company prepares its financial statements and disclosure for the 2020 third quarter, and such revisions may be significant. As a result, the final results and other disclosures for the 2020 third quarter may differ materially from this preliminary data. This preliminary financial data should not be viewed as a substitute for all financial statements prepared in accordance with U.S. GAAP.

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